Filed Pursuant to Rule 424(b)(2)
File No. 333-233608

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the attached prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is prohibited.

Subject to completion, dated September 1, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 4, 2019)

Verizon Communications Inc.

$                 % Notes due 2041

We are offering $                 of our notes due 2041 (the “notes”). The notes will bear interest at the rate of     % per year.

Interest on the notes is payable semiannually in arrears on                  and                  of each year, commencing                 , 2022. The notes will mature on                 , 2041. We may redeem the notes, in whole or in part, at any time prior to maturity at the applicable redemption price to be determined using the procedure described in this prospectus supplement under “Description of the Notes—Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all of our unsecured and unsubordinated indebtedness.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents and reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Public Offering Price(1)		Underwriting Discount		Proceeds to Verizon Communications Inc. (before expenses)
Notes		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2021, to the date of delivery.

The underwriters are severally underwriting the notes being offered. The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), against payment in New York, New York on or about                 , 2021.

Joint Book-Running Managers

Loop Capital Markets	Morgan Stanley	Ramirez & Co., Inc.	Siebert Williams Shank

September     , 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompany prospectus carefully before you invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the specific notes being offered, and the accompanying prospectus contains information about our debt securities generally. This prospectus supplement may add, update or change information in the accompanying prospectus. You should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein, which are accurate as of their respective dates. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any of the documents incorporated by reference into this prospectus and the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

S-i

We have not authorized anyone else to provide you with any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this prospectus supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and the underwriters do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in a document that we have incorporated by reference conflicts with any statement in this prospectus supplement or the accompanying prospectus, then you should consider only the statement in the more recent document.

In this prospectus supplement, “we,” “our,” “us” and “Verizon” refer to Verizon Communications Inc. and its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Filings that we make with the SEC also can be found on our website at http://www.verizon.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein or in the accompanying prospectus and is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and the future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	Verizon’s Annual Report on Form 10-K for the year ended December 31, 2020;

•	Verizon’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•

Verizon’s Current Reports on Form 8-K filed on February 16, 2021, February  24, 2021, March  22, 2021, May  3, 2021, May  18, 2021, June  25, 2021 and August 13, 2021 and amended Current Report on Form 8-K/A filed on May 13, 2021; and

•

the description of Verizon’s Common Stock contained in the registration statement on Form 8-A filed on March 12, 2010, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by contacting us at:

Investor Relations

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

Telephone: (212) 395-1525

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RISK FACTORS

An investment in the notes involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus. Our business, financial condition, operating results and cashflows can be impacted by these factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.

Risks Related to the Notes

There can be no assurance that use of proceeds of the notes to finance Eligible Green Investments will be suitable for the investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from the sale of the notes specifically to one or more new or existing Eligible Green Investments (as defined herein), but no assurance can be given that any such Eligible Green Investments will be capable of being implemented in, or substantially in, such manner as is originally contemplated and/or accordance with any timing schedule, or that such Eligible Green Investments will be completed within any specified period or at all or with the results or outcome (whether or not related to the environment) as we originally expected or anticipated. We have significant flexibility in allocating the net proceeds of the notes and there can be no assurance that the net proceeds will be totally or partially disbursed for any such Eligible Green Investments. Moreover, in the event that a project is divested, cannot be completed or no longer meets the criteria for being an Eligible Green Investment, there is no assurance that there will be available another Eligible Green Investment to which we can reallocate the proceeds or that any such reallocation will occur within a timeframe that an investor believes is reasonable. None of the underwriters for this offering are responsible for assessing or verifying whether or not the Eligible Green Investments to which we allocate the net proceeds of the notes meet the criteria described in “Use of Proceeds,” or for the monitoring of the use of proceeds. Neither the terms of the notes nor the indenture require us to use the proceeds as described under “Use of Proceeds” and any failure by us to comply with the anticipated use of proceeds will not constitute a breach of or an event of default under the notes or the indenture.

Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. In particular, no assurance is given by Verizon or any underwriter of the notes that the use of such net proceeds to fund any Eligible Green Investments will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or criteria, taxonomies, or standards, or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Green Investments. Any failure by us to allocate the net proceeds from the sale of the notes to one or more Eligible Green Investments or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the notes.

The Eligible Green Investments to which we may allocate the net proceeds from the notes may have complex direct or indirect environmental, sustainability, or social impacts, and adverse environmental or social impacts may occur during the design, construction, and operation of the projects. In addition, projects may become controversial or criticized by activist groups or other stakeholders, which could have a negative effect on the trading price of the notes.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the notes may not be suitable for the investment criteria of an investor.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time or, if such definition or consensus develops in the future, that the Eligible Green Investments will meet such criteria. Accordingly, no assurance is or can be given to investors that any Eligible Green Investments selected to receive an allocation of funds from the net proceeds of the notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur during the implementation of any Eligible Green Investments funded in whole or in part by the net proceeds from the sale of the notes.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us), including any second-party opinion such as the one discussed under “Use of Proceeds,” that may be made available in connection with the issuance of the notes and, in particular, with respect to whether any Eligible Green Investments fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by Verizon or any underwriter, or any other person, to buy, sell or hold the notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the notes. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying, in whole or in part, with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

We do not intend to list the notes on, and the notes may never be listed or admitted to, any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market, and the notes may not be included in any green bond or similar index, and any such potential listing, admission or inclusion may not be indicative that the notes will be suitable for the investment criteria of an investor.

We do not intend to apply for the notes to be listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), and there is no assurance that the notes will be included in any green bond or similar index. Moreover, even if the notes were to be listed or admitted to trading on any such segment of a stock exchange or securities market or included in any green bond or similar index, no representation or assurance can be given by Verizon, any underwriter or any other person:

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that such listing, admission or inclusion would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Green Investments (and it should be noted that the criteria for any such listing or admission to trading or for inclusion in an index may vary from one stock exchange, securities market or index to another); or

•	that any such listing or admission to trading or inclusion in any index will be maintained during the life of the notes.

In the event that the notes are listed on any such exchange or securities market or included in any such index, any change to the listing or admission status of the notes or their inclusion in any such index, including, but not limited to, if the notes are no longer being listed or admitted to trading on any stock exchange or securities market or included in any index, may have a material adverse effect on the value of the notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

USE OF PROCEEDS

We expect to receive approximately $                 in net proceeds from the sale of the notes in this offering after payment of the estimated offering expenses for such notes and after the underwriting discount. We intend to allocate an amount equal to the net proceeds of the sale of the notes to the financing or refinancing, in whole or in part, of Eligible Green Investments. “Eligible Green Investments” include new and existing investments made by Verizon during the period from December 1, 2020 through the maturity date of the notes that meet the eligibility criteria.

Eligibility Criteria

Each Eligible Green Investment is expected to meet one or more of the following eligibility criteria:

1.	Renewable Energy:

a)	the development, construction or operation of facilities, equipment or systems that generate or transmit renewable energy, such as:

i	solar energy; and

ii	wind energy;

b)

the purchase of renewable energy pursuant to long-term power purchase agreements or virtual power purchase agreements entered into prior to the commencement, or in the case of rehabilitated projects, the re-commencement, of commercial operation of the renewable project, that meet our “additionality” objective of bringing new renewable energy sources to the grids that power our networks such as:

i	solar energy; and

ii	wind energy.

Process for Project Evaluation and Selection

Verizon’s Sustainability and Treasury teams will be responsible for determining whether potential investments fit within the category of Eligible Green Investments set forth above and align with Verizon’s Green Financing Framework, dated August 31, 2021 (the “Framework”). To evaluate eligible projects under the Framework, the Sustainability and Treasury teams will adhere to Verizon’s existing corporate policies and procedures when assessing perceived social and/or environmental risks associated with the projects.

Management of Proceeds

We intend to allocate an amount equal to the net proceeds from the sale of the notes to the financing or refinancing of existing and future Eligible Green Investments. Such allocation will be reflected in Verizon’s internal records. Any portion of the net proceeds from the sale of notes that has not been allocated to Eligible Green Investments will be managed in accordance with Verizon’s normal liquidity management practices. We intend to allocate a majority of the net proceeds from the sale of notes to finance or refinance Eligible Green Investments within three years from the date of issuance of the notes. In the case of divestment or if a project is not completed or no longer meets the eligibility criteria listed above, we intend to reallocate the funds to other Eligible Green Investments.

Payment of principal of and interest on the notes will be made from Verizon’s general funds and will not be linked to the performance of any Eligible Green Investments.

Reporting

Within one year from the date of issuance of the notes, and annually thereafter until we have reported that an amount equal to the net proceeds of the notes has been allocated to Eligible Green Investments, we intend to publish, and keep readily available, on a designated website, a report (a “Green Financing Report”) setting forth information with respect to (i) the allocation of such amount and (ii) the amount of net proceeds pending allocation. The report is expected to include an assertion by Verizon’s management team as to the aggregate amount allocated to specific categories of Eligible Green Investments and will describe such Eligible Green Investments.

Environmental Impact Metrics: For categories of Eligible Green Investments that receive a material allocation of proceeds from the sale of notes, Verizon will report anticipated environmental impacts where feasible (on an annual basis when relevant). Potential environmental impact metrics may include, but are not limited to, the following:

1.	Renewable Energy:

a)	Renewable energy capacity commitments (MW) related to newly constructed or rehabilitated projects; and

b)	Greenhouse gas (GHG) emissions reduced/avoided in metric tons of CO2e.

External Review

Second-Party Opinion

We anticipate that our green bond program will be in alignment with the Green Bond Principles, dated June 2021, as administered by the International Capital Market Association (the “Green Bond Principles 2021”), and we expect to reflect the relevant requirements of the Green Bond Principles 2021 in the management of our green bond program, as appropriate. We have worked with an outside consultant with recognized expertise in environmental, social and governance research, ratings and data to (i) evaluate our Framework and its alignment with the Green Bond Principles 2021 and the Green Loan Principles 2021, as administered by the Loan Market Association, the Asia Pacific Loan Market Association and the Loan Syndications and Trading Association, and (ii) obtain and make publicly available a second-party opinion from such consultant confirming such alignment and assessing the Framework’s environmental benefits.

Verification

Each Green Bond Report is expected to be accompanied by an attestation from an independent registered public accounting firm with respect to such firm’s examination of the assertion by Verizon’s management team as to the aggregate amount of net proceeds allocated to the category of Eligible Green Investments specified above, which examination will be conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Other

The information and materials found on our website, including without limitation the aforementioned report and the Framework, are not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus or any other report or filing filed with the SEC. Neither the notes nor the indenture governing the notes requires Verizon to use the net proceeds from the sale of the notes as described above, and any failure of Verizon to comply with the foregoing will not constitute a breach of or an event of default under the notes or the indenture governing the notes. The above description of the use of the proceeds from the sale of the notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the notes or the indenture governing the notes.

DESCRIPTION OF THE NOTES

Principal Amount, Maturity and Interest for the Notes

We are offering $                 of our notes, which will mature on                 , 2041.

We will pay interest on the notes at the rate of                 % per annum, semiannually in arrears on                 of each year to holders of record at the close of business on the immediately preceding                  and on                 of each year to holders of record at the close of business on the immediately preceding                 . If interest or principal on the notes is payable on a Saturday, Sunday or any other day when commercial banks are not open for business in The City of New York, we will make the payment on such notes on the next succeeding business day, and no interest will accrue as a result of the delay in payment. The first interest payment date on the notes is                 , 2022. Interest on the notes will accrue from                 , 2021 and will accrue on the basis of a 360-day year consisting of 12 months of 30 days.

We may issue additional notes in the future.

Form and Denomination

The notes will be issued in book-entry only form, which means that the notes will be represented by one or more permanent global certificates registered in the name of DTC, or its nominee. You may hold interests in the notes directly through DTC, Euroclear or Clearstream, if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in these systems. Links have been established among DTC, Clearstream and Euroclear to facilitate the issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries. Beneficial interests in the notes may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes in book-entry form that can be exchanged for definitive notes under the circumstances described in the accompanying prospectus under the caption “Clearing and Settlement” will be exchanged only for definitive notes issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Redemption

We have the option to redeem the notes on not less than 10 nor more than 60 days’ notice, in whole or in part,

(1)	at any time prior to , 2041 (six months prior to maturity), at a redemption price equal to the greater of:

(a)	100% of the principal amount of the notes being redeemed, or

(b)

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (exclusive of interest accrued to the date of redemption), assuming for such purpose that such notes matured on                 , 2041, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                  basis points, and

(2)	at any time on or after , 2041 (six months prior to maturity), at a redemption price equal to 100% of the principal amount of the notes being redeemed,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

The “Treasury Rate” will be determined on the third business day preceding the date of redemption and means, with respect to any date of redemption:

(1)

the yield, which represents the average for the immediately preceding week, computed using the latest available daily yield data for such week contained in the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) H. 15” or any successor publication or data set which is published or otherwise made available by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month), or

(2)

if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker in accordance with customary financial practice as having a maturity, at the time of selection, comparable to the remaining term to the par call date, referred to as the “Remaining Life”, of the notes being redeemed.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for that date of redemption, or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing appointed by us and any of its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, referred to as a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the date of redemption.

In addition, we may, at any time, purchase all or some of the notes by tender, in the open market or by private agreement, subject to applicable law.

Additional Information

See “Description of the Debt Securities” in the accompanying prospectus for additional important information about the notes. That information includes:

•	additional information about the terms of the notes;

•	general information about the indenture governing the notes and the trustee;

•	a description of certain restrictions; and

•	a description of events of default under the indenture governing the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase the notes at their issue price (generally the first price at which a substantial amount of the notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, nonresident alien individuals present in the United States for more than 182 days in a taxable year, Holders that hold a note as part of a straddle, hedge, conversion or other integrated transaction, U.S. Holders that have a “functional currency” other than the U.S. dollar, or partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes)). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare tax on net investment income considerations or consequences arising under special timing rules prescribed in section 451(b) of the Code.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a note.

EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

U.S. Holders

Interest on the Notes

In general, interest payable on a note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The notes are expected to be issued without OID for U.S. federal income tax purposes. However, if the notes are issued with OID at or above a de minimis threshold, each U.S. Holder of a note generally will be required to include OID in gross income (as interest) as it accrues, before such U.S. Holder receives any payment attributable to such income. The amount of OID accrual would be determined, regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes, using a constant yield method. The remainder of this discussion assumes that the notes are issued without OID.

Sale, Exchange, Retirement or Other Disposition of the Notes

Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize gain or loss, if any, in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, Internal Revenue Service (“IRS”) Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number (which for an individual would be his or her Social Security number) is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

General

Subject to the discussion below concerning backup withholding and FATCA:

(1)

payments of principal, interest and premium (if any) with respect to a note owned by a Non-U.S. Holder generally will not be subject to U.S. federal income tax, including withholding tax; provided that, in the case of amounts treated as payments of interest, (i) such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) such Non-U.S. Holder is not a “controlled foreign corporation” described in section 957(a) of the Code that is related to us (actually or constructively) through stock ownership; and (iv) the certification requirements described below are satisfied; and

(2)

a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a note, unless such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, and certain other conditions are met, in which event such gain (net of certain U.S.

source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (1)(iv) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or IRS Form W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (1) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, except as provided below or unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or IRS Form W-8BEN-E) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a note or gain recognized on the sale, exchange, retirement or other disposition of a note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such amounts in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of information reporting (other than any information reporting applicable to interest payments, which will apply in any event) and backup withholding. Backup withholding is not an additional tax. A Holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Sections 1471 to 1474 of the Code and Treasury regulations thereunder (provisions commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on interest payments on obligations that produce U.S. source interest to “foreign financial institutions” and certain other non-U.S. entities that fail to comply with specified certification and information reporting requirements (usually by providing an IRS Form W-8BEN or W-8BEN-E). These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury regulations. Documentation that Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Because the notes will generally produce U.S. source interest, payments on notes to such foreign entities could become subject to withholding tax under FATCA. In the event any withholding under FATCA is imposed with respect to the notes, we will not be under any obligation to compensate for the withheld amount.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of the notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences of their particular situations and how these rules may apply to their investment in the notes.

UNDERWRITING

Subject to the terms and conditions stated in the purchase agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite such underwriter’s name.

Underwriters	Principal Amount of Notes
Loop Capital Markets LLC	$
Morgan Stanley & Co. LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC

Total	$

The purchase agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of such notes to dealers at the public offering price less a concession not to exceed         % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and other selling terms.

We will pay an underwriting discount of         % (expressed as a percentage of the principal amount of the notes) in connection with this offering.

The notes will constitute a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

In connection with this offering, the underwriters may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant notes and 60 days after the date of the allotment of the relevant notes. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.

Over-allotment involves syndicate sales of the notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchase of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering (not including the underwriting discount) will be approximately $                .

We have agreed to indemnify the several underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of these liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters have performed commercial banking, investment banking or advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, certain underwriters or their affiliates may provide credit to us as lenders. If any of the underwriters or their affiliates provide credit to us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and are likely to continue to hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities or instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In addition, the underwriters purchase telecommunications services from us in the ordinary course of business.

Selling Restrictions

Canada

Resale Restrictions

The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these notes are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser in Canada is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario),

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of the notes in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

European Economic Area

Each underwriter has represented and agreed that it will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation. For the purposes of this provision: (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes; and (iii) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Each underwriter has further represented and agreed that it will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision: (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (8) of Article 2 of Regulation 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”); or (C) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. Each underwriter has represented and agreed that:

•

the notes have not and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions) (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

no advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or has been in its possession for the purposes of issue, or will be issued or will be in its possession for the purposes of issue, in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. As such, each underwriter has represented, warranted and agreed, and each investor should note, as the case may be, that the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may the prospectus supplement or any of the documents or materials in connection with the offer or sale or invitation for subscription or any notes be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

the securities or securities-based derivative contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and any reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China

The notes may not be offered or sold directly or indirectly within the People’s Republic of China (“PRC”). This prospectus supplement or any information contained herein does not constitute an offer to sell or the solicitation of an offer to buy any notes in the PRC. This prospectus supplement and any information contained herein or the notes have not been, and will not be, submitted to, approved by, verified by or registered with any relevant governmental authorities in the PRC and thus may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the notes in the PRC. The notes may only be invested in by PRC investors that are authorized to engage in the investment in notes of the type being offered or sold. Investors are responsible for obtaining all relevant governmental approvals, verifications, licenses or registrations (if any) from all relevant PRC governmental authorities, including, but not limited to, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the China Banking Regulatory Commission, the China Insurance Regulatory Commission and/or other relevant regulatory bodies, and complying with all relevant PRC regulations, including, but not limited to, any relevant foreign exchange regulations and/or overseas investment regulations.

Republic of China

The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the Republic of China (“ROC”), which currently include: (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC, (ii) overseas or domestic fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Futures Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to a professional institutional investor.

Korea

The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than to a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of Securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the notes acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the notes in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of the notes to a Korean resident other than a Korean QIB is expressly stated in the notes, the relevant underwriting agreement, subscription agreement and the prospectus supplement and the accompanying prospectus and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary action therefor.

LEGAL MATTERS

William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon, is passing upon the validity of the notes for us. As of August 20, 2021, Mr. Horton beneficially owned, or had the right to acquire, an aggregate of less than 0.01% of the shares of Verizon common stock.

Milbank LLP of New York, New York, will issue an opinion on certain legal matters for the underwriters. Milbank LLP from time to time represents Verizon and its affiliates in connection with matters unrelated to the offering of the notes.

PROSPECTUS

Verizon Communications Inc.

Common Stock

Preferred Stock

Debt Securities

Verizon Communications Inc. may offer at one or more times common stock, preferred stock and debt securities. To the extent provided in the applicable prospectus supplement, the preferred stock and the debt securities may be convertible into, or exchangeable for, shares of any class or classes of stock, or securities or property, of Verizon Communications Inc. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Verizon Communications Inc. may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

The common stock of Verizon Communications Inc. is listed on the New York Stock Exchange and the NASDAQ Global Select Market under the symbol “VZ.”

Investing in our securities involves risks. See the “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 4, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the common stock, preferred stock or debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, in some cases, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add, update or change information in this prospectus. The information in this prospectus is accurate as of the date of this prospectus. Please carefully read this prospectus, any prospectus supplement and any pricing supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.” Unless otherwise specified in this prospectus, the terms “we,” “us,” “our” and “Verizon Communications” refer to Verizon Communications Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Filings that we make with the SEC also can be found on our website at http://www.verizon.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and the future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, and June 30, 2019;

•

our Current Reports on Form 8-K filed on February 8, 2019, February 11, 2019, February 20, 2019, February 27, 2019, April  8, 2019, May 8, 2019, May  9, 2019, and August  8, 2019 (two reports), and amended Current Report on Form 8-K/A filed on February 8, 2019; and

•

the description of our Common Stock contained in the registration statement on Form 8-A filed on March 12, 2010, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by contacting us at:

Investor Relations

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

Telephone: (212) 395-1525

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement or any pricing supplement. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

VERIZON COMMUNICATIONS

Verizon Communications is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of communications, information and entertainment products and services to consumers, businesses and governmental agencies. With a presence around the world, we offer voice, data and video services and solutions on our networks that are designed to meet customers’ demand for mobility, reliable network connectivity, security and control. In November 2018, we announced a strategic reorganization of our business. We transitioned to a new segment reporting structure as of April 1, 2019. Our two new reportable segments are Verizon Consumer Group and Verizon Business Group. Our Consumer segment provides consumer-focused wireless and wireline communications services and products. Our wireless services are provided across one of the most extensive wireless networks in the United States under the Verizon Wireless brand and through wholesale and other arrangements. Our wireline services are provided in nine states in the Mid-Atlantic and Northeastern United States, as well as Washington D.C., over our 100% fiber-optic network under the Fios brand and over a traditional copper-based network to customers who are not served by Fios. Our Business segment provides wireless and wireline communications services and products, video and data services, corporate networking solutions, security and managed network services, local and long distance voice services and network access to deliver various IoT services and products. We provide these products and services to businesses, government customers and wireless and wireline carriers across the U.S. and select products and services to customers around the world. We have a highly diverse workforce of approximately 135,900 employees as of June 30, 2019. We generated consolidated operating revenues of $64.2 billion for the six months ended June 30, 2019.

Our principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 395-1000.

RISK FACTORS

Your investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all the investment risks involved.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for repaying debt, making capital investments, funding working capital requirements or other general corporate purposes, including financing acquisitions and refinancing existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our restated certificate of incorporation provides authority to issue up to 6,500,000,000 shares of stock of all classes, of which 6,250,000,000 are shares of common stock, $0.10 par value per share, and 250,000,000 are shares of preferred stock, $0.10 par value per share.

Common Stock

Subject to any preferential rights of the preferred stock, holders of shares of our common stock are entitled to receive dividends on that stock out of assets legally available for distribution when, as and if authorized and declared by the board of directors and to share ratably in assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up. We may not pay any dividend or make any distribution of assets on shares of common stock until cumulative dividends on shares of preferred stock then outstanding, if any, having dividend or distribution rights senior to the common stock have been paid.

Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors. In addition, the holders of common stock possess all voting power except as otherwise required by law or except as provided for by any series of preferred stock. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Preferred Stock

Our board of directors is authorized at any time to provide for the issuance of all or any shares of our preferred stock in one or more classes or series, and to fix for each class or series voting powers, full or limited, or no voting powers, and distinctive designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of the preferred stock and to the fullest extent as may be permitted by Delaware law. This authority includes, but is not limited to, the authority to provide that any class or series be:

•	subject to redemption at a specified time or times and at a specified price or prices;

•

entitled to receive dividends (which may be cumulative or non-cumulative) at specified rates, on specified conditions and at specified times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

•	entitled to rights upon the dissolution of, or upon any distribution of the assets of, Verizon Communications; or

•

convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property, at a specified price or prices or at specified rates of exchange and with any specified adjustments.

As of the date of this prospectus, no shares of preferred stock are outstanding.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Transfer Agent and Registrar

The principal transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE DEBT SECURITIES

General

We will issue debt securities under an indenture between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee, dated as of December 1, 2000, as amended. To the extent provided in the applicable prospectus supplement, the debt securities may be convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property.

We have summarized material provisions of the indenture and the debt securities below. This summary does not describe all exceptions and qualifications contained in the indenture or the debt securities. In the summary below, we have included references to article and section numbers of the indenture so that you can easily locate these provisions.

The debt securities will be unsecured and will rank equally with all of our senior unsecured debt. The indenture does not limit the amount of debt securities that may be issued, and each series of debt securities may differ as to its terms.

A supplement to the indenture, board resolution or officers’ certificate will designate the specific terms relating to any new series of debt securities. (SECTION 301) These terms will be described in a prospectus supplement and, in some cases, a pricing supplement, and will include the following:

•	title of the series;

•	total principal amount of the series;

•	maturity date or dates of the series;

•	interest rate and interest payment dates of the series;

•	any redemption dates, prices, obligations and restrictions of the series;

•

any provisions permitting the series of debt securities to be convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property, at a specified price or prices or at specified rates of exchange and with any specified adjustments; and

•	any other material terms of the series.

Form and Exchange

The debt securities normally will be denominated in U.S. dollars, in which case we will pay principal, interest and any premium in U.S. dollars. We may, however, denominate any series of debt securities in another currency or composite currency. In those cases, payment of principal, interest and any premium on such series would be in that currency or composite currency and not U.S. dollars.

Book-Entry Only Form

The debt securities normally will be issued in book-entry only form, which means that they will be represented by one or more permanent global securities registered in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee. We will refer to this form here and in the prospectus supplement as “book-entry only.”

In the event that debt securities are issued in book-entry only form, DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. Each participant will then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

In the case of book-entry only debt securities, we will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the trustee will have any direct responsibility or liability to pay amounts due on the debt securities to owners of beneficial interests in the global securities.

Under book-entry only form, we will not issue physical certificates representing beneficial interests in the global securities to individual holders of the debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. Debt securities represented by a global security will be exchangeable for debt securities in certificated form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depository;

•	DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days; or

•	We instruct the trustee that the global security is exchangeable for debt securities in certificated form.

Certificated Form

Alternatively, we may issue the debt securities in certificated form registered in the name of the debt security holder. Under these circumstances, holders may receive physical certificates representing the debt securities. Debt securities in certificated form will be transferable without charge except for reimbursement of taxes, if any. We will refer to this form in the prospectus supplement as “certificated.”

Redemption Provisions, Sinking Fund and Defeasance

The prospectus supplement relating to a series of debt securities will describe the circumstances, if any, under which we may redeem such series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms. (ARTICLES ELEVEN and TWELVE)

The indenture permits us to discharge or defease certain of our obligations on any series of debt securities at any time. We may defease such obligations relating to a series of debt securities by depositing with the trustee sufficient cash or government securities to pay all sums due on that series of debt securities. (ARTICLE FOUR)

Liens on Assets

The debt securities will not be secured. However, if at any time we mortgage, pledge or subject to any lien any of our property or assets, the indenture requires us to secure the debt securities equally and ratably with the debt or obligations secured by such mortgage, pledge or lien for as long as such debt or obligations remain secured. Exceptions to this requirement include the following:

•	purchase-money mortgages or liens;

•	liens on any property or asset that existed at the time when we acquired that property or asset;

•	any deposit or pledge to secure public or statutory obligations;

•

any deposit or pledge with any governmental agency required to qualify us to conduct any part of our business, to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen’s compensation, unemployment insurance, old age pensions or other social security; or

•	any deposit or pledge with any court, board, commission or governmental agency as security for the proper conduct of any proceeding before it. (SECTION 1004)

The indenture does not prevent any of our affiliates from mortgaging, pledging or subjecting to any lien, any property or asset, even if the affiliate acquired that property or asset from us.

We may issue or assume an unlimited amount of debt under the indenture. As a result, the indenture does not prevent us from significantly increasing our unsecured debt levels, which may negatively affect the resale of the debt securities. (SECTION 301)

Changes to the Indenture

The indenture may be changed with the consent of holders owning more than 50% of the principal amount of the outstanding debt securities of each series affected by the change. However, we may not change your principal or interest payment terms or the percentage required to change other terms of the indenture without your consent and the consent of others similarly affected. (SECTION 902)

We may enter into supplemental indentures for other specified purposes, including the creation of any new series of debt securities, without the consent of any holder of debt securities. (SECTION 901)

Consolidation, Merger or Sale

The indenture provides that we may not merge with another company or sell, transfer or lease all or substantially all of our property to another company unless:

•	the successor corporation expressly assumes:

•	payment of principal, interest and any premium on the debt securities; and

•	performance and observance of all covenants and conditions in the indenture;

•	after giving effect to the transaction, there is no default under the indenture;

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such transaction complies with the conditions set forth in the indenture; and

•

if as a result of the transaction, our property would become subject to a lien that would not be permitted by the asset lien restriction, we secure the debt securities equally and ratably with, or prior to, all indebtedness secured by that lien. (ARTICLE EIGHT)

Events of Default

An event of default means, for any series of debt securities, any of the following:

•	failure to pay interest on that series of debt securities for 90 days after payment is due;

•	failure to pay principal or any premium on that series of debt securities when due;

•	failure to perform any other covenant relating to that series of debt securities for 90 days after notice to us;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided for in the supplement to the indenture, board resolution or officers’ certificate designating the specific terms of such series of debt securities.

An event of default for a particular series of debt securities does not necessarily impact any other series of debt securities issued under the indenture. (SECTION 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of such series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of the debt securities of that series can rescind the declaration if there has been deposited with the trustee a sum sufficient to pay all matured installments of interest, principal and any premium. (SECTION 502)

The holders of more than 50% of the outstanding principal amount of any series of the debt securities, may, on behalf of the holders of all of the debt securities of that series, control any proceedings resulting from an event of default or waive any past default except a default in the payment of principal, interest or any premium. (SECTION 512) We are required to file an annual certificate with the trustee stating whether we are in compliance with all of the conditions and covenants under the indenture. (SECTION 704)

Concerning the Trustee

Within 90 days after a default occurs with respect to a particular series of debt securities, the trustee must notify the holders of the debt securities of such series of all defaults known to the trustee if we have not remedied them (default is defined to mean any event which is, or after notice or lapse of time or both would become, an event of default with respect to such series of debt securities as specified above under “—Events of Default”). If a default described in the third bullet point under “—Events of Default” occurs, the trustee will not give notice to the holders of the series until at least 60 days after the occurrence of that default. The trustee may withhold notice to the holders of the debt securities of any default (except in the payment of principal, interest or any premium) if it in good faith believes that withholding this notice is in the interest of the holders. (SECTION 602)

Prior to an event of default, the trustee is required to perform only the specific duties stated in the indenture, and after an event of default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (SECTION 601) The trustee is not required to take any action permitted by the indenture at the request of holders of the debt securities, unless those holders protect the trustee against costs, expenses and liabilities. (SECTION 603) The trustee is not required to spend its own funds or become financially liable when performing its duties if it reasonably believes that it will not be adequately protected financially. (SECTION 601)

U.S. Bank National Association, the trustee, and its affiliates have commercial banking relationships with us and some of our affiliates and serves as trustee or paying agent under indentures relating to debt securities issued by us and some of our affiliates.

CLEARING AND SETTLEMENT

The following discussion pertains to debt securities that are issued in book-entry only form.

The Clearing Systems

In the event that the debt securities are issued in book-entry only form, the debt securities may be settled through DTC. In the event that the prospectus supplement to this prospectus so provides, debt securities in book-entry only form also may be settled through accounts maintained at Clearstream Banking S.A., Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the debt securities and cross-market transfers of interests in the debt securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries. The descriptions of the operations and procedures of DTC, Clearstream and Euroclear described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the trustee, nor any underwriter, dealer, agent or purchaser takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of sales and other securities transactions in deposited securities, through computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global securities, and voting by DTC participants, will be governed by standing instructions and customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in “street name.” However, these payments will be the responsibility of the DTC participants and not of DTC, the trustee, any paying agent, if applicable, or us.

Clearstream

Clearstream is a société anonyme incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter, dealer, agent or purchaser engaged by us to sell the debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Holding SA, a societe anonyme incorporated in Belgium, and operated through a license agreement by Euroclear Bank SA/NV, known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter, dealer, agent or purchaser engaged by us to sell the debt securities.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Financial Services and Markets Authority and is overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear, any supplementary terms and conditions, the related Operating Procedures of the Euroclear System, other applicable Euroclear documentation and applicable Belgian law, collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in U.S. dollars, in same-day funds, unless otherwise specified in the prospectus supplement. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. In the event that the prospectus supplement to this prospectus provides that the debt securities also may be settled through Clearstream and Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to such European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary for Clearstream or Euroclear.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the debt securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in securities among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures, and these procedures may be changed or discontinued at any time by any of them. Neither we, the trustee nor any paying agent, if applicable, will have any responsibility for the performance of DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We may sell any of the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The prospectus supplement or pricing supplement will include:

•	the initial public offering price;

•	the names of any underwriters and, if known to us, any dealers or agents;

•	any amounts underwritten and, if known to us, any amounts offered through dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed, or commissions paid, to dealers;

•	any option by the underwriters to purchase additional securities; and

•

a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times, at a fixed public offering price or at varying prices.

This prospectus should not be considered an offer of the securities in states where prohibited by law.

If there is a default by one or more of the underwriters affecting 10% or less of the total number of shares of capital stock or principal amount of debt securities offered, the non-defaulting underwriters must purchase the securities agreed to be purchased by the defaulting underwriters. If the default affects more than 10% of the total number of shares of capital stock or principal amount of the debt securities, we may, at our option, sell less than all the securities offered.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commission that we pay them and any profit that they receive from the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which they may be required to make.

Underwriters, dealers and agents may be customers of us or our affiliates, may engage in transactions with us or our affiliates or perform services for us or our affiliates in the ordinary course of business.

EXPERTS

The consolidated financial statements of Verizon Communications Inc. (Verizon Communications) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 appearing in its Current Report on Form 8-K dated August 8, 2019, the effectiveness of Verizon Communications’ internal control over financial reporting as of December 31, 2018, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2018, and the financial statement schedule of Verizon Communications appearing in its Form 10-K for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon Communications, will issue an opinion about the validity of any common stock, preferred stock or debt securities offered pursuant to this prospectus and any applicable prospectus supplement. As of August 26, 2019, Mr. Horton beneficially owns, or has the right to acquire, an aggregate of less than 0.001% of the shares of Verizon Communications common stock.

Milbank LLP of New York, New York will issue an opinion on certain legal matters for the agents or underwriters. Milbank LLP from time to time represents Verizon Communications and its affiliates in connection with matters unrelated to the offering of the securities.

Verizon Communications Inc.

$                 % Notes due 2041

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Loop Capital Markets	Morgan Stanley	Ramirez & Co., Inc.	Siebert Williams Shank

September     , 2021